UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010 (March 16, 2010)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On March 16, 2010, in a public ceremony and with the attendance of Mexican authorities, Southern Copper Corporation, or SCC, announced the closing of its San Luis copper smelter, located in the city of San Luis Potosi, in the state of San Luis Potosi, Mexico.  The San Luis copper smelter had been in operation since approximately 1925 and had gone through several overhauls.  The approximately 300 workers of the facility have all been paid termination benefits in excess of Mexican legal and collective bargaining requirements.  Additionally, all proper notices have been given to the Mexican authorities.  An environmental remediation project of the facility is under way to develop an ambitious sustainable plan for the area, including, in its first stage, a park for the benefit of the city of San Luis Potosi and its inhabitants.  SCC’s management has determined that no material charges will be incurred as a result of the closure of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gómez
Name:	Armando Ortega Gómez
Title:	Vice President, Legal General Counsel, and Secretary

Date:  March 19, 2010